Exhibit 99.1

Investor Relations Contact:	Media Relations Contact:
Varvara Alva	Meredith Payette
630-647-7460	312-517-6216
ir@gogoair.com	pr@gogoair.com

Gogo Inc. Announces Successful Consent Solicitation with Respect to

Senior Secured Notes due 2022

Chicago, Ill., September 20, 2017 /PRNewswire – Gogo Inc. (“Gogo”) (NASDAQ: GOGO) today announced the expiration, at 5:00 p.m., New York City time, on September 20, 2017 (the “Expiration Date”), and results of, the previously announced consent solicitation with respect to the 12.500% senior secured notes due 2022 (the “Notes”) issued by Gogo’s direct wholly owned subsidiary, Gogo Intermediate Holdings LLC (the “Issuer”), and its indirect wholly owned subsidiary, Gogo Finance Co. Inc. (together with the Issuer, the “Issuers”).

As of the Expiration Date, the Issuers received consents from holders of at least a majority in aggregate principal amount of the Notes (excluding Notes held by the Issuers or any affiliates of the Issuers) as of 5:00 p.m., New York City time, on September 13, 2017.

In conjunction with receiving the requisite consents, the Issuers, Gogo and certain subsidiaries of the Issuer, as guarantors (Gogo and such subsidiaries, the “Guarantors”), and U.S. Bank National Association, as trustee (the “Trustee”), entered into the first supplemental indenture (the “Supplemental Indenture”) to the indenture governing the Notes, dated as of June 14, 2016 (the “Indenture”), to effect the proposed amendments to the Indenture (collectively, the “Indenture Amendments”). The purpose of the Indenture Amendments is to provide Gogo and its subsidiaries with additional flexibility under the Indenture to opportunistically raise additional financing and to facilitate the growth of Gogo’s business. The Supplemental Indenture became effective immediately upon execution.

In addition, the Issuers and the Guarantors, as grantors (the “Grantors”), and U.S. Bank National Association, as collateral agent (the “Collateral Agent”), entered into the collateral agreement amendment (the “CAA”), which amended the collateral agreement, dated as of June 14, 2016 (the “Collateral Agreement”), made by the Grantors in favor of the Collateral Agent, to effect the proposed amendments to the Collateral Agreement (the “Collateral Agreement Amendments” and, together with the Indenture Amendments, the “Amendments”). The purpose of the Collateral Agreement Amendments is to reduce the administrative burden on Gogo and its subsidiaries with respect to foreign intellectual property-related matters. The CAA became effective immediately upon execution.

Within 10 business days of the Expiration Date, the Issuer will pay, or cause to be paid, to each Note holder who validly delivered (and did not validly revoke) a consent a cash payment of $2.50 for each $1,000 of principal amount of Notes in respect of which such consent was delivered. Following the Expiration Date, any consents given may not be revoked.

This announcement is for informational purposes only and is neither an offer to sell nor a solicitation of an offer to buy any Notes or any other securities. This announcement is also not a solicitation of consents with respect to the Amendments or any securities. The solicitation of consents was made pursuant to the terms of the Consent Solicitation Statement and the related Letter of Consent. The solicitation of consents was not made in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such solicitation under applicable state or foreign securities or “blue sky” laws.

Any inquiries regarding the consent solicitation may be directed to D.F. King & Co., Inc., as information, tabulation and paying agent for the consent solicitation, at (877) 283-0325 (toll-free), (212) 269-5500 (collect) or by email at gogo@dfking.com, or to the solicitation agent for the consent solicitation, Morgan Stanley & Co. LLC, at (800) 624-1808 (toll-free) or (212) 761-1057 (collect).

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995 that are based on management’s beliefs and assumptions and on information currently available to management. Most forward-looking statements contain words that identify them as forward-looking, such as “anticipates,” “believes,” “continues,” “could,” “seeks,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions and the negatives of those terms that relate to future events. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Gogo’s actual results, performance or achievements to be materially different from any projected results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements represent the beliefs and assumptions of Gogo only as of the date of this press release and Gogo undertakes no obligation to update or revise publicly any such forward-looking statements, whether as a result of new information, future events or otherwise. As such, Gogo’s future results may vary from any expectations or goals expressed in, or implied by, the forward-looking statements included in this press release, possibly to a material degree. Gogo cannot assure you that the assumptions made in preparing any of the forward-looking statements will prove accurate or that any long-term financial or operational goals and targets will be realized. For a discussion of some of the important factors that could cause Gogo’s results to differ materially from those expressed in, or implied by, the forward-looking statements included in this presentation, investors should refer to the disclosure contained under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in Gogo’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

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